UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010

EMS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Georgia	000-06072	58-1035424
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Engineering Drive Norcross, Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 263-9200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors has elected Neilson A. Mackay as a member of the Board of Directors, effective December 17, 2010.

Dr. Mackay, age 69, has served as the Company’s President and Chief Executive Officer since November 2009. Previously, he was the Company’s Chief Operating Officer and Executive Vice President from July 2008, and its Executive Vice President – Strategy from December 2007. From March 2007 until December 2007, he held the positions of Vice President - Corporate Development and President of SATCOM, and from 2001 to 2007, he served as Senior Vice President and General Manager of SATCOM. He joined the Company in January 1993, when the Company acquired an Ottawa, Ontario-based space satellite communications business of which he at that time served as President.

Section 8 Other Events

Item 8.01. Other Events.

John B. Mowell was appointed as the Company’s Executive Director effective December 21, 2009, a position he held in addition to his role as Chairman of the Board. The purpose of Mr. Mowell’s position as Executive Director was to enable the Company to maintain the Facility Clearance License required for the performance of certain classified U.S. government programs pending a reorganization of the Company’s Defense & Space division into a separate wholly owned subsidiary and its assumption of those contracts under its separate Facility Clearance License.

The reorganization and contract-assumption process has now been completed, and Mr. Mowell’s service as Executive Director is no longer required. Accordingly, Mr. Mowell has resigned his position as Executive Director, effective December 15, 2010.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	The following exhibits are furnished as part of this Form 8-K.

	Exhibit No.	Description

	99.1	Press release dated as of December 22, 2010, announcing the election of Neilson A. Mackay to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMS TECHNOLOGIES, INC.

Date: December 22, 2010	By:	/s/ Gary B. Shell
Gary B. Shell
Senior Vice President, Chief Financial Officer and Treasurer